Exhibit 10.1
SECOND AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated January 1, 2008)
          SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the “SERP” or “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.
W I T N E S S E T H:
          WHEREAS, the SERP was restated effective January 1, 2008, and subsequently amended in a document executed December 23, 2009;
          WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), is expected to approve an amendment to the Federal Home Loan Mortgage Corporation Employees’ Pension Plan (the “Pension Plan”) providing that employees whose employment with the Corporation commences after December 31, 2011 (or who are rehired after that date) will not be eligible to participate in the Pension Plan (the “Pension Plan Eligibility Amendment”);
          WHEREAS, the SERP provides a “Pension SERP Benefit” that is intended to make up to officers of the Corporation the employer-provided benefits under the Pension Plan that they lose due to the application of certain limits, caps and exclusions to the Pension Plan;
          WHEREAS, provided that the Committee adopts the Pension Plan Eligibility Amendment, a corresponding amendment to the SERP to similarly limit eligibility for the Pension SERP Benefit is needed;
          WHEREAS, pursuant to the authority granted to the Committee to amend the SERP under both SERP Section 8.1 and Resolution FHLMC 2011-06, the Committee has determined that, in light of the expected amendment to the Pension Plan, it is appropriate to similarly amend the SERP so that officers whose employment with the Corporation commences after December 31, 2011 (or who are rehired after that date) are not eligible to participate in the Pension SERP Benefit portion of the SERP;
          WHEREAS, the Federal Housing Finance Agency has approved this Second Amendment to the SERP; and
          WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.
          NOW, THEREFORE, the Plan is amended, as follows, effective January 1, 2012:
1.	Article I (Establishment of the Plan) is hereby amended as follows:

(i)	Section 1.2 (Effective Date) is hereby redesignated as Section 1.3.
(ii)	The following new Section 1.2 (Pension SERP Benefit Participation Frozen) is hereby added, following Section 1.1 (Purpose):
“1.2.	Pension SERP Benefit Participation Frozen . Participation in the Pension SERP Benefit is frozen effective as of December 31, 2011, such that, subject to the exceptions described in Section 3.3 (Eligibility and Pension SERP Benefit Participation Freeze), any new Executive (including those hired or rehired on or after January 1, 2012), shall not be eligible to participate in the Pension SERP Benefit portion of the Plan and accrue benefits with respect to service with the Corporation on or after such hire or rehire date.”
2.	Article II (Definitions) is hereby amended as follows:
(i)	Section 2.10 (Disability Retirement Date) is amended in its entirety to read as follows:
“2.10	Disability Retirement Date . The date on which, under the terms of the Pension Plan in effect on December 31, 2011, a Participant who is Disabled would commence receiving benefits.”
(ii)	Section 2.12 (Executive) is redesignated 2.13, and the remaining sections through the end of Article II are renumbered accordingly; and
(iii)	The following new Section 2.12 (Employer Discretionary Contribution) is hereby added, following Section 2.11 (Earnings):
“2.12.	Employer Discretionary Contribution . The “Employer Discretionary Contribution” as defined in the Thrift/401(k) Plan.”
(iv)	Renumbered Section 2.25 (Thrift/401(k) SERP Benefit) is restated in its entirety as follows:
“2.25.	Thrift/401(k) SERP Benefit . The annual Accrual, as adjusted periodically, which is recorded by the Corporation to compensate Participants for the portion of the Matching Contribution, Basic Contribution and Employer Discretionary Contribution to the Thrift/401(k) Plan lost due to the Code Section 415(c) limitation, the compensation cap as set forth in Code Section 401(a)(17) (or successors thereto), and the exclusion of Deferred Amounts in the definition of compensation (or equivalent term) under the Thrift/401(k) Plan.”

3.	Article III (Eligibility and Participation) is hereby amended as follows:
(i)	To amend Section 3.1 (Eligibility) to read as follows:
“3.1. Eligibility. In order to be eligible for this Plan, Executives must be eligible to participate in the Pension Plan and be eligible for Matching Contributions and Basic Contributions (or, as of January 1, 2012, Employer Discretionary Contributions) under the Thrift/401(k) Plan for at least a portion of a calendar year. Effective January 1, 2012, an Executive who does not meet the eligibility requirements of Section 3.4(a) of the Pension Plan shall be eligible to participate under Article IV of this Plan if such Executive is eligible for Matching Contributions and Employer Discretionary Contributions under the Thrift/401(k) Plan for at least a portion of the calendar year. In addition, to be eligible for the portion of the Thrift/401(k) SERP Benefit attributable to Matching Contributions the Executive must contribute the maximum amount permitted under the terms of the Thrift/401(k) Plan on a pre-tax basis throughout the entire calendar year (or the portion of the year for which the Executive is eligible to participate in the Thrift/401(k) Plan. If an Executive contributes less than such maximum amount, he or she will not be eligible for the portion of the Thrift/401(k) SERP Benefit attributable to the Matching Contribution for that calendar year, but he or she will be eligible for that portion of the Thrift/401(k) SERP Benefit in the next year in which the Executive contributes the maximum amount for the full calendar year. “
(ii)	To add the following new Section 3.3 (Eligibility and Pension SERP Benefit Participation Freeze) following Section 3.2
(Participation):
“3.3. Eligibility and Pension SERP Benefit Participation Freeze . Notwithstanding Sections 3.1 (Eligibility) and 3.2 (Participation) above:
(a) Any Executive whose initial employment date or reemployment date occurs on or after January 1, 2012, shall not be eligible to participate in the Pension SERP Benefit under the Plan with respect to service with the Corporation on or after such employment or reemployment date unless, in the case of a reemployment, the reemployment relates to an Executive initially hired prior to January 1, 2012, who is returning to the employ of the Corporation:
(i)	immediately following an absence due to qualified military service and re-enters the Pension Plan pursuant to section 3.4(a)(i) (as may be renumbered or redesignated from time to time) of that plan, or

(ii)	within 90 days of a cessation of Disability pursuant to Pension Plan section 3.4(a)(ii) (as may be renumbered or redesignated from time to time).

(b) A non-Executive who as of December 31, 2011, was in the employ of the Corporation and who remains in the employ of the Corporation on January 1, 2012, and is not eligible to participate in the Plan solely because he was not an Executive as of that date shall, to the extent that he later becomes an Executive, be eligible to accrue a Pension SERP Benefit as of the date on which the Corporation classifies him as an Executive, to the extent that he accrues benefits under the Pension Plan on and after becoming an Executive.”
4.	Article IV (The Thrift/401(k) SERP Benefit) and Article VI (Payment of Benefits) are amended to change each reference to the term “Basic Contribution” to the following: “Basic Contribution (or, as of January 1, 2012, Employer Discretionary Contribution)”.
5.	Section 5.1(b) is amended to read as follows:
“(b) No Pension SERP Benefit shall be accrued for a Participant with respect to (i) amounts deferred under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan, unless such amounts satisfy the requirements of Section 2.8(b); (ii) pay in excess of 200% of a Participant’s “semi-monthly base salary” (as defined in the Executive Management Compensation Program) for the calendar year, for any year in which a Participant is covered under the Executive Management Compensation Program; and (iii) time periods after a Participant has elected an Immediate Disability Benefit pursuant to section 6.4(d) of the Pension Plan (as may be renumbered or redesignated from time to time).”

IN WITNESS WHEREOF, the Corporation has caused this SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized representative this 27th day of June, 2011.

FEDERAL HOME LOAN MORTGAGE CORPORATION

	By:	/s/ Scott Coolidge
Scott Coolidge Vice President — Compensation & Benefits

ATTEST: /s/ Alicia S. Myara Alicia S. Myara Assistant Secretary

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